Exhibit 23.2

Consent of Elliott Davis, LLC

We consent to the incorporation by reference in the Registration Statement on Form S-3 of First Community Corporation of our report dated March 29, 2011, appearing in the annual report on Form 10-K of First Community Corporation for the year ended December 31, 2010 and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Elliott Davis, LLC
Elliot Davis, LLC

Columbia, South Carolina
April 20, 2010